UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015 (November 3, 2015)

Booz Allen Hamilton Holding Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 902-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 3, 2015, Booz Allen Hamilton Holding Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Explorer Coinvest LLC, an affiliate of The Carlyle Group (the “Selling Stockholder”), and Credit Suisse Securities (USA) LLC (the “Underwriter”), pursuant to which the Selling Stockholder agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Stockholder, subject to and upon the terms and conditions set forth therein, 13,000,000 shares (the “Securities”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), at a price of $28.67 per share (the “Offering”).

A copy of the Underwriting Agreement has been attached hereto as Exhibit 1.1, and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The exhibits attached to this Current Report on Form 8-K shall be incorporated by reference in the Company’s Registration Statement on Form S-3 (File No. 333-190925), as amended.

Item 9.01	Financial Statements and Exhibits

1.1	Underwriting Agreement, dated November 3, 2015, by and among Booz Allen Hamilton Holding Corporation, Explorer Coinvest LLC and Credit Suisse Securities (USA) LLC

5.1	Opinion of Debevoise & Plimpton LLP

23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

	BY:	/s/ Kevin L. Cook
Kevin L. Cook
Executive Vice President, Chief
Financial Officer and Treasurer
Date: November 9, 2015

INDEX TO EXHIBITS

Exhibit No.

1.1	Underwriting Agreement, dated November 3, 2015, by and among Booz Allen Hamilton Holding Corporation, Explorer Coinvest LLC and Credit Suisse Securities (USA) LLC

5.1	Opinion of Debevoise & Plimpton LLP

23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)